ImmuCell Corporation

EXHIBIT 23

CONSENT OF BAKER NEWMAN & NOYES, LLC

CONSENT OF INDEPENDENT Registered Public Accounting Firm

To the Board of Directors

ImmuCell Corporation

We consent to incorporation by reference in Registration Statement No. 333-2631 and No. 333-65514 of ImmuCell Corporation on Form S-8 of our report dated March 27, 2012, relating to our audit of the financial statements included in this Annual Report on Form 10-K/A of ImmuCell Corporation for the year ended December 31, 2011.

Portland, Maine	/s/ Baker Newman & Noyes
January 8, 2013	Limited Liability Company